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                                  EXHIBIT 23.1


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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
First Charter Corporation:

We consent to incorporation by reference in the registration statements of First Charter Corporation (the Corporation) on Form S-4 (No. 333-95003), the registration statements on Forms S-3 (Nos. 333-60641 and 333-71495) and the registration statements on Forms S-8 (Nos. 333-43617, 333-54019, 333-54021,
333-54023, 333-60949, and 333-71497), of our report dated January 18, 2000, relating to the consolidated balance sheets of First Charter Corporation and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the 1999 Annual Report to Shareholders and is incorporated by reference in the 1999 Annual Report on Form 10-K of First Charter Corporation.

                                                      KPMG LLP


Charlotte, North Carolina
March 30, 2000